SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 1, 1999

American Mortgage Investors Trust.
(Exact Name of Registrant as Specified in Charter)

Massachusetts
(State or other Jurisdiction of Incorporation or Organization)


0-23972
13-6972380
(Commission File Number)
(IRS Employer Identification Number)

625 Madison Avenue, New York, NY 10022
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 421-5333

Not Applicable
(Former Name or Former Address, if Changed Since Last Report


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Item 5. Other Events

A.	Repayment of Oxford on Greenridge

On March 1, 1999 Oxford Apartments, L.L.C. (the "Oxford Owner"), the owning entity of Oxford on Greenridge Apartments located in Houston, Texas ("Oxford"), sold Oxford to a third party for $15.25 million. The Oxford Owner then fully repaid its outstanding debt secured by Oxford due to American Mortgage Investors Trust ("AMIT") totaling $12,109,036, including the outstanding principal balance of $9,018,450 from an FHA co-insured first mortgage loan (the "FHA Loan"), a $1,156,000 equity loan, a $450,922 prepayment premium due AMIT on the FHA Loan and $1,483,664 in additional interest.

The interest income on the Oxford debt recognized during the fiscal year ending December 31, 1997 was $697,633., and for the nine months ended September 30, 1998 was $581,378.



B. Repayment of Cove Apartments

On March 1, 1999 Cove Apartments, L.L.C. (the "Cove Owner"), the owning entity of the Cove Apartments located in Houston, Texas (the "Cove"), sold the Cove to a third party for $10.25 million. The Cove Owner then fully repaid its outstanding debt secured by the Cove due to AMIT totaling $8,541,781, including the outstanding principal balance of $6,558,872 from an FHA co-insured first mortgage loan, a $840,500 equity loan, a $327,944 prepayment premium due AMIT on the FHA loan and $814,465 in additional interest.

The interest income on the Cove debt recognized during the fiscal year ending December 31, 1997 was $498,952., and for the nine months ended September 30, 1998 was $370,866.

AMIT anticipates that the Company will redeploy the proceeds from the repayment of the Oxford and the Cove debt into additional FHA co-insured mortgage loans.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits

(a).	Financial Statements
	Not Applicable

(b).	Pro Forma Financial Information
	Not Applicable

(c).	Exhibits
None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



American Mortgage Investors Trust
(Registrant)



BY:	/s/ Stuart J. Boesky
	Stuart J. Boesky
	Executive Vice President
March 15, 1999